UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2010

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

8430 West Lake Mead Blvd., Suite 100, Las Vegas, NV 89128

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (310) 425-5731

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 5, 2010, Mr. Michael Grudman resigned his positions as a member of the Board of Directors.  There have been no disagreements between Mr. Grudman and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Grudman and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

Effective July 8, 2010, Mr. Robert B. Nealon, Esq., was appointed a member of the Board of Directors and the Chairman of the Board.

There are no family relationships between Mr. Nealon and the officers/directors of the Company.  Following is a brief description of Mr. Nealon’s business experience:

Mr. Nealon is the Principal Attorney in Nealon & Associates, P.C., a Washington, D.C. based law and government relations firm. He has been practicing law for twenty-seven years and has achieved an AV rating from Martindale-Hubbell, the leading rating bureau for the legal profession.  Mr. Nealon has a B.A. from University of Rochester (1977) and M.B.A. from Rochester Institute of Technology (1978).  He received his Juris Doctorate, magna cum laude, from the University of Bridgeport in 1982 and his Masters of Law in Taxation (L.L.M.) degree from Georgetown University in 1984.  He is a member of the bar associations of New York State and Virginia, the American Bar Association and the Federal Bar Association.  Mr. Nealon served as Adjunct Instructor of Corporate Law, George Washington University from 1985 until 2005.

Mr. Nealon was appointed to the Virginia Small Business Advisory Board by former Virginia Governor Warner and has been reappointed to this state board by Governor Kaine through 2010 as its Chairman.  Mr. Nealon is also a current appointee to the George Mason University Advisory Board for the Institute for Conflict Analysis and Resolution in Arlington, Virginia.  He currently sits on the Board of the Virginia Chamber of Commerce Small Business Committee and is a Director of the Alexandria Small Business Development Corporation.  He is also an active member of the U.S. Chamber of Commerce and the Democratic National Club.

There have been no transactions with Mr. Nealon since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.